UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of the Company was held on May 13, 2014 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES CAST			BROKER
	FOR	AGAINST	ABSTENTIONS	NON-VOTES

Milton Cooper	23,779,583	236,805	28,953	6,988,741

Philip E. Coviello	23,682,691	233,896	128,754	6,988,741

David B. Driscoll	23,698,112	214,569	132,660	6,988,741

Leo Liebowitz	23,396,876	620,783	27,682	6,988,741

Richard E. Montag	23,710,410	201,771	133,160	6,988,741

Howard Safenowitz	19,538,680	4,475,994	30,667	6,988,741

Proposal 2: Approval of the Getty Realty Corp. Amended and Restated 2004 Omnibus Incentive Compensation Plan

Approved the Getty Realty Corp. Amended and Restated 2004 Omnibus Incentive Compensation Plan. There were 23,448,536 votes cast for the proposal, 419,940 votes cast against the proposal, 176,865 abstentions and 6,988,741 broker non-votes.

Proposal 3: Advisory (Non-binding) Vote on Executive Compensation (Say-On-Pay)

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say on Pay”) for the Annual Meeting. There were 22,550,776 votes cast for the proposal, 1,309,879 votes cast against the proposal, 184,686 abstentions and 6,988,741 broker non-votes.

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. There were 30,678,381 votes cast for the appointment, 243,277 votes cast against the appointment, 112,424 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: May 16, 2014	By:	/s/ Christopher J. Constant
Christopher J. Constant
Vice President, Chief Financial Officer and Treasurer

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